Exhibit 5.1

September 2, 2025

Indaptus Therapeutics, Inc.

3 Columbus Circle

15th Floor

New York, New York

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by Indaptus Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and proposed maximum aggregate offering price by the Company of (A) $15,000,000 of (i) shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Offering Shares”), (ii) pre-funded warrants (the “Pre-Funded Warrants”), each to purchase one share of Common Stock, (iii) Series A warrants (the “Series A Warrants”), each to purchase one share of Common Stock, and (iv) Series B warrants (the “Series B Warrants”), each to purchase one share of Common Stock, and (B) $375,000 of warrants (the “Placement Agent Warrants”), each to purchase one share of Common Stock (the “Placement Agent Warrant Shares”) issuable to the Placement Agent (as defined below). The Pre-Funded Warrants, the Series A Warrants, the Series B Warrants and the Placement Agent Warrants are collectively referred to herein as the “Offering Warrants.” The shares of Common Stock underlying the Warrants are collectively referred to herein as the “Warrant Shares”. The Offering Shares, the Warrant Shares and the Offering Warrants are collectively referred to herein as the “Securities.” The Securities are being registered by the Company, which has engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as the placement agent in connection with a public offering of the Company’s Securities (the “Offering”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Securities and the registration of the Securities with the Commission and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) (v) the form of Securities Purchase Agreement to be entered into by the Company with the purchasers (the “Securities Purchase Agreement”), (v) the Offering Warrants, and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts material to the opinions expressed herein and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been relied upon by us in connection with the preparation and delivery of this opinion. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others, including those set forth in the form of Securities Purchase Agreement. For purposes of our opinion herein with respect to the shares of Common Stock underlying the Offering Warrants, we have assumed that at the time of exercise or conversion into such Warrant Shares following the date hereof, a sufficient number of shares of Common Stock of the Company will be authorized and available for issuance with respect to the Warrant Shares under the Certificate of Incorporation as then in effect.

Greenberg Traurig, LLP | Attorneys at Law
One Vanderbilt Avenue | New York, NY 10017-3852 | T +1 (212) 801-9221
www.gtlaw.com

Our opinion is subject to: (i) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (ii) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification or exculpation of, or contribution to, a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies, or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (c) waivers of rights or defenses contained in the Indenture; (d) waivers of broadly or vaguely stated rights; (e) covenants not to compete; (f) provisions for exclusivity, election or cumulation of rights or remedies; (g) provisions authorizing or validating conclusive or discretionary determinations; (h) grants of setoff rights; (i) provisions for the payment of attorneys’ fees, where such payment is contrary to law or public policy; (j) proxies, powers and trusts; (k) provisions prohibiting, restricting or requiring consent to assignment or transfer of any agreement, right or property; (l) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (m) any provision permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (n) any provision of any document that refers to, incorporates or is based upon the law of any jurisdiction other than the State of New York, the State of Delaware or the United States; and (o) the severability, if invalid, of provisions to the foregoing effect.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and, as to the Offering Warrants constituting valid and binding obligations of the Company, the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Based upon the foregoing and subject to the qualifications and provisions set forth herein, we are of the opinion as of this date that:

1.

the Offering Shares have been duly authorized by the Company and, when issued and sold against payment therefor and in a manner described in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable;

2.	the Offering Warrants been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Offering Warrants, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

3.	the Warrant Shares have been duly authorized for issuance, and when issued and sold against payment therefor in accordance with the terms of the Offering Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any Registration Statement pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Very truly yours,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP